UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/09/2012

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers and Directors

On March 9, 2012, the Board of Directors (the "Board") of Dynavax Technologies Corporation ("Dynavax") granted restricted stock unit ("RSU") awards with performance-based vesting criteria for the executive officers of Dynavax, including the named executive officers, in the amounts as set forth in the table below. In addition, on March 9, 2012, the Board granted each non-employee director of Dynavax an RSU award of 30,000 shares with the same performance-based vesting criteria as the RSUs awarded to the executive officers.

Name and Title                                RSU Award(1)
Dino Dina, M.D.                                  150,000
    Chief Executive Officer
J. Tyler Martin, M.D.                          150,000
    President and Chief Medical Officer
Robert L. Coffman, Ph.D.                 100,000
    Vice President and Chief Scientific Officer
Zbigniew Janowicz, Ph.D.                   50,000
Chief Executive Officer, Dynavax Europe
Jennifer Lew                                      50,000
    Vice President, Finance
Michael S. Ostrach                            100,000
Vice President, Chief Business Officer and General Counsel

Stephen Tuck                                     125,000
Vice President, Global Technical Operations
____________

(1)        The RSU provides that 75% of the RSU award shall vest immediately upon achievement of a milestone based upon approval by the FDA of a BLA for HEPLISAV, provided that if BLA approval occurs prior to 12 months from the date of grant, then 75% of the RSU award vests 12 months from the date of grant and the remaining 25% of the RSU award vests upon approval of a MAA for HEPLISAV if such approval occurs after 12 months from the date of grant. If the HEPLISAV BLA or MAA vesting milestones are not achieved on or before the second anniversary of the date of grant, the unvested portion of the RSU award terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: March 12, 2012	By:	/s/ Michael S. Ostrach
Michael S. Ostrach
Vice President